EXPRESS, INC. REPORTS SECOND QUARTER 2019 RESULTS;
INTRODUCES THIRD QUARTER 2019 OUTLOOK

•	Second quarter comparable sales were down 6%, at the top of the guidance range

•	Second quarter diluted loss per share was $0.14; adjusted diluted loss per share was $0.13, at the top of the guidance range

•	Strong balance sheet maintained with $154 million in cash and no debt

•	Strengthened management team with appointment of Chief Merchandising Officer and Chief Marketing Officer

Columbus, Ohio - August 28, 2019 - Express, Inc. (NYSE: EXPR), a leading fashion apparel retailer, announced its financial results for the second quarter of 2019. These results, which cover the thirteen weeks ended August 3, 2019, are compared to the thirteen weeks ended August 4, 2018.

Chief Executive Officer Tim Baxter joined Express on June 17 and appointed two new executives on August 12. Malissa Akay was named Executive Vice President and Chief Merchandising Officer; Sara Tervo was named Executive Vice President and Chief Marketing Officer.

“Since joining Express in mid-June, I’ve been mainly focused on three key areas: developing a corporate strategy, building the right leadership team, and taking immediate action to change the trajectory of our business,” said Mr. Baxter. “Our second quarter results are not indicative of what this company can deliver, and I am committed to returning Express to long-term, profitable growth.”

Second Quarter 2019 Operating Results:

•	Consolidated net sales decreased 4% to $472.7 million from $493.6 million in the second quarter of 2018, with consolidated comparable sales down 6%.

◦
Comparable retail sales, which includes both Express stores and e-commerce, decreased 7% compared to the second quarter of 2018. In total, retail sales decreased to $337.6 million from $373.8 million in the second quarter of 2018.

◦	Comparable outlet sales decreased 2% versus the second quarter of 2018. In total, outlet sales increased to $121.3 million from $107.2 million in the second quarter of 2018.

•
Gross margin contracted 160 basis points to 26.8% of net sales compared to 28.4% in last year's second quarter. The decrease was driven by a 60 basis point decrease in merchandise margin and 100 basis point increase in buying and occupancy costs as a percentage of net sales.

•
Selling, general, and administrative (SG&A) expenses were $135.7 million versus $137.7 million in last year's second quarter. As a percentage of net sales, SG&A increased by 80 basis points year-over-year to 28.7%.

•	Loss before taxes was $9.0 million. This compares to income before taxes of $3.2 million in the second quarter of 2018.

•
Income tax expense was $0.7 million at an effective tax rate of (8.1)%, compared to income tax expense of $1.0 million at an effective tax rate of 30.5% in last year's second quarter. The Company's effective tax rate for the second quarter of 2019 was impacted by a discrete item related to the expiration of the former CEO's non-qualified stock options during the quarter.

•
Net loss was $9.7 million, or $0.14 per diluted share. This compares to net income of $2.2 million, or $0.03 per diluted share, in the second quarter of 2018. Excluding costs related to the former CEO departure, adjusted net loss was $8.9 million, or $0.13 per diluted share in the second quarter of 2019.

•	Real estate activity for the second quarter of 2019 is presented in Schedule 5.
Second Quarter 2019 Balance Sheet Highlights:

•	Cash and cash equivalents totaled $154.0 million versus $190.8 million at the end of the second quarter of 2018.

•	Capital expenditures totaled $12.1 million for the twenty-six weeks ended August 3, 2019, compared to $17.4 million for the twenty-six weeks ended August 4, 2018.

•	Inventory was $268.8 million compared to $270.4 million at the end of the prior year’s second quarter, a decrease of approximately 1%.
Lease Standard Impact:
During the first quarter of fiscal 2019, the Company adopted the new lease accounting standard (ASC 842) using the optional effective date transition method. Under this method, the Company applied the new standard as of February 3, 2019 with no adjustments to the comparative period presented. The consolidated balance sheet at August 3, 2019 reflects the impact of recording operating lease assets and operating lease liabilities for existing operating leases. At August 3, 2019, the operating lease assets totaled $1.1 billion, and the operating lease liabilities totaled $1.2 billion. The impact of the adoption was immaterial to the condensed consolidated statements of income and cash flows for the thirteen and twenty-six weeks ended August 3, 2019.

Asset-Based Loan Facility:
On May 24, 2019, the Company amended and restated its existing asset-based loan facility. Under the amendment the borrowing capacity under the facility remained at $250.0 million and extended the term of the facility to May 24, 2024. As of August 27, 2019, there were no borrowings outstanding under the facility. Further details regarding changes to the facility are available on the Form 8-K filed by the Company with the SEC on May 30, 2019.

Third Quarter 2019 Guidance:
The table below compares the Company's projected results for the thirteen-week period ended November 2, 2019 to the actual results for the thirteen weeks ended November 3, 2018.

	Third Quarter 2019 Guidance	Third Quarter 2018 Results
Comparable Sales	(6)% to (7)%	0%
Effective Tax Rate	Approximately 25%	21.7%
Interest Income, Net	$0.7 million	$0.0 million
Net Income	($5) to ($7) million	$8.0 million
Diluted EPS	($0.08) to ($0.10)	$0.11
Weighted Average Diluted Shares Outstanding	67.3 million	73.5 million
This guidance does not take into account any additional non-core items that may occur and excludes the impact of future share repurchases.
Capital expenditures are expected to be in the range of $35 to $38 million for the full year 2019.
See Schedule 5 for a discussion of projected real estate activity.
Conference Call Information:
A conference call to discuss second quarter 2019 results is scheduled for August 28, 2019 at 9:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 683-0508 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on August 28, 2019 until 11:59 p.m. ET on September 4, 2019 and can be accessed by dialing (800) 585-8367 and entering the replay pin number 5489063. In addition, an investor presentation of second quarter 2019 results will be available at http://www.express.com/investor at approximately 7:00 a.m. ET on August 28, 2019.
About Express, Inc.:
Express is a leading fashion brand for women and men. Since 1980, Express has provided the latest apparel and accessories to help customers build a wardrobe for every occasion, offering fashion and quality at an attractive value. The company operates more than 600 retail and factory outlet stores in the United States and Puerto Rico, as well as an online destination. Express merchandise is also available at franchise locations and online in Latin America. For more information, please visit www.express.com.
Forward-Looking Statements:
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected comparable sales, effective tax rates, interest expense, net income, diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) customer traffic at malls, shopping centers, and at our stores; (5) competition from other retailers; (6) our dependence on a strong brand image; (7) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain or other business disruption; (13) our dependence upon key executive management; (14) our ability to execute our growth strategy, including improving profitability, providing an exceptional brand and customer experience, transforming and leveraging our systems and processes, and cultivating a strong company culture, and achieving our strategic objectives, including delivering compelling merchandise at an attractive value, investing in growing brand awareness and retaining and acquiring new customers to the Express brand, growing e-commerce sales and expanding our omni-channel capabilities, optimizing our store footprint, and managing our overall cost structure; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) impairment charges on long-lived assets; (18) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (19) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (20) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; and (22) changes in tariff rates. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:	Media Contact:
Dan Aldridge	Alysa Spittle
VP, Investor Relations	Director, Communications
Express	Express
(614) 474-4890	(614) 474-4745

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	August 3, 2019	February 2, 2019	August 4, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$153,959	$171,670	$190,845
Receivables, net	12,527	17,369	11,278
Inventories	268,805	267,766	270,445
Prepaid rent	7,456	30,047	30,734
Other	29,998	25,176	23,998
Total current assets	472,745	512,028	527,300

RIGHT OF USE ASSET, NET	1,097,924	—	—

PROPERTY AND EQUIPMENT	994,796	1,083,347	1,058,171
Less: accumulated depreciation	(723,979)	(719,068)	(677,611)
Property and equipment, net	270,817	364,279	380,560

TRADENAME/DOMAIN NAMES/TRADEMARKS	197,618	197,618	197,618
DEFERRED TAX ASSETS	6,427	5,442	7,372
OTHER ASSETS	7,076	7,260	13,407
Total assets	$2,052,607	$1,086,627	$1,126,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term lease liability	$223,888	$—	$—
Accounts payable	145,168	155,913	143,727
Deferred revenue	34,836	40,466	38,946
Accrued expenses	73,419	78,313	86,368
Total current liabilities	477,311	274,692	269,041

LONG-TERM LEASE LIABILITY	993,312	—	—
DEFERRED LEASE CREDITS	2,903	129,505	132,181
OTHER LONG-TERM LIABILITIES	20,617	97,252	101,345
Total liabilities	1,494,143	501,449	502,567

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	558,464	585,178	623,690
Total liabilities and stockholders’ equity	$2,052,607	$1,086,627	$1,126,257

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
NET SALES	$472,715	$493,605	$923,986	$972,957
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	346,217	353,202	674,985	689,392
Gross profit	126,498	140,403	249,001	283,565
OPERATING EXPENSES:
Selling, general, and administrative expenses	135,723	137,655	271,090	278,289
Other operating expense/(income), net	535	71	(775)	(176)
Total operating expenses	136,258	137,726	270,315	278,113

OPERATING (LOSS)/INCOME	(9,760)	2,677	(21,314)	5,452

INTEREST (INCOME)/EXPENSE, NET	(783)	(38)	(1,495)	136
OTHER INCOME, NET	—	(500)	—	(500)
(LOSS)/INCOME BEFORE INCOME TAXES	(8,977)	3,215	(19,819)	5,816
INCOME TAX EXPENSE/(BENEFIT)	726	981	(182)	3,065
NET (LOSS)/INCOME	$(9,703)	$2,234	$(19,637)	$2,751

EARNINGS PER SHARE:
Basic	$(0.14)	$0.03	$(0.29)	$0.04
Diluted	$(0.14)	$0.03	$(0.29)	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,253	73,958	67,049	74,683
Diluted	67,253	74,675	67,049	75,399

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	August 3, 2019	August 4, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(19,637)	$2,751
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	43,243	42,434
Loss on disposal of property and equipment	860	301
Impairment charge	2,281	—
Impairment of equity method investment	500	—
Share-based compensation	4,796	7,266
Deferred taxes	164	(25)
Landlord allowance amortization	(1,181)	(5,970)
Other non-cash adjustments	(500)	(500)
Changes in operating assets and liabilities:
Receivables, net	4,841	806
Inventories	(1,039)	(9,717)
Accounts payable, deferred revenue, and accrued expenses	(22,655)	(30,379)
Other assets and liabilities	(9,945)	906
Net cash provided by operating activities	1,728	7,873

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,145)	(17,389)
Net cash used in investing activities	(12,145)	(17,389)

CASH FLOWS FROM FINANCING ACTIVITIES:
Costs incurred in connection with debt arrangements	(849)	—
Payments on lease financing obligations	(54)	(916)
Repayments of financing arrangements	—	(303)
Repurchase of common stock under share repurchase program	(4,889)	(32,000)
Repurchase of common stock for tax withholding obligations	(1,502)	(2,642)
Net cash used in financing activities	(7,294)	(35,861)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,711)	(45,377)
CASH AND CASH EQUIVALENTS, Beginning of period	171,670	236,222
CASH AND CASH EQUIVALENTS, End of period	$153,959	$190,845

Schedule 4
Express, Inc.
Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net income and adjusted diluted earnings per share. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net income and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the Company's long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net income and reported diluted earnings per share. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended August 3, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact		Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(9,760)			$(9,703)	$(0.14)	67,253
Impact of CEO Departure	—	822	(a)	822	0.01
Adjusted Non-GAAP Measure	$(9,760)			$(8,881)	$(0.13)	67,253

(a)	Represents the tax impact of the expiration of the former CEO's non-qualified stock options.

	Twenty-Six Weeks Ended August 3, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact		Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(21,314)			$(19,637)	$(0.29)	67,049
Impact of CEO Departure	—	822	(a)	822	0.01
Adjusted Non-GAAP Measure	$(21,314)			$(18,815)	$(0.28)	67,049

(a)	Represents the tax impact of the expiration of the former CEO's non-qualified stock options.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

Second Quarter 2019 - Actual				August 3, 2019 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(4)	(9)	417
United States - Outlet Stores	1	—	9	209
Total	1	(4)	—	626	5.3 million

Third Quarter 2019 - Projected				November 2, 2019 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(2)	(3)	412
United States - Outlet Stores	3	—	3	215
Total	3	(2)	—	627	5.3 million

Full Year 2019 - Projected				February 1, 2020 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(11)	(27)	409
United States - Outlet Stores	4	—	27	215
Total	4	(11)	—	624	5.3 million